AVIATION GENERAL, INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 9, 2002


         The 2002 Annual Meeting of the Shareholders of Aviation General, Incorporated, a Delaware corporation (the "Company"), will be held on Wednesday, December 9, 2002 at 2:00 p.m. local time at 2600 Virginia Avenue, N.W., Suite 500, Washington, D.C. for the following purposes:

          1.   To elect a Board of three Directors.

          2. To approve an amendment to the Company's 1993 Stock Option Plan that would increase the number of shares of common stock reserved for issuance thereunder.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on October 9, 2002 are entitled to notice of and to vote at the meeting.

         A majority of the Company's outstanding shares must be represented at the meeting (in person or by proxy) to transact business. To assure proper representation at the meeting, please mark, sign, and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke such proxy either before or at the meeting.

                                                  Nassima Briggs
                                                  Secretary


Dated: October 11, 2002


--------------------------------------------------------------------------------
IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.
--------------------------------------------------------------------------------

                         AVIATION GENERAL, INCORPORATED

                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING


         The enclosed proxy is solicited on behalf of the Board of Directors of Aviation General, Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held Monday, December 9, 2002 at 2:00 p.m. local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at 2600 Virginia Avenue, N.W., Suite 500, Washington, D.C. The Company's principal offices are located at 7200 Northwest 63rd Street, Hangar Eight, Wiley Post Airport, Bethany, Oklahoma 73008, and its telephone number is (405) 440-2255. These proxy solicitation materials will be mailed to shareholders on or about October 28, 2002.

         Shareholders of record at the close of business on October 9, 2002 are entitled to notice of, and to vote at, the Annual Meeting. On October 9, 2002, 7,781,519 shares of the Company's Common Stock were issued and outstanding. Each share of common stock outstanding on the record date is entitled to one vote.


Votes Required for Approval

         The three nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected.

         The amendment to the 1993 Stock Option Plan and all other matters will be approved if a majority of the votes cast at the meeting in person or by proxy favors the action. Abstentions and broker non-votes will not be treated as votes cast and therefore will have no effect on the outcome of the matters to be voted on at the Annual Meeting.

         Any person may revoke a proxy at any time before its use by delivering to the Company a written revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

         The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or otherwise.


Deadline for Receipt of Shareholder Proposals for 2003 Annual Meeting

         Proposals of shareholders, which are intended to be presented by such shareholders at the Company's 2003 Annual Meeting, must be received by the Company no later than January 3, 2003.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth as of October 1, 2002 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group.

Name                                Number of Shares     Percent of Total
--------------------------------------------------------------------------------

Wirt D. Walker, III (1)(2)              916,447              12.0%

N. Gene Criss (2)                       363,636               4.8%

John deHavilland (2)                    186,970               2.4%

Matthew J. Goodman (2)                   81,977               1.0%

Carl R. Gull, III (2)                    60,083                 *

Nyltiak Investments, LLC (3)          1,176,471              15.1%

All Officers and Directors            1,609,113              21.1%
as a Group (5 persons) (3)
---------------------
*Less than one percent

(1) Includes 78,000 shares owned by a trust for the benefit of Mr. Walker's son and 117,000 shares owned by a trust for the benefit of Mr. Walker's mother, both of which Mr. Walker is the trustee. Does not include 261,714 shares owned by KuwAm Corporation, of which Mr. Walker is a Managing Director.
(2) Includes shares issuable upon exercise of options that are exercisable within 60 days, as follows: Mr. Walker, 311,665 shares; Mr. Criss, 303,333 shares; Mr. deHavilland, 126,667 shares; Mr. Goodman, 61,177 shares; and Mr. Gull, 60,083 shares.
(3) Consists of shares that are issuable upon conversion of a convertible note held by Nyltiak Investments, LLC. James E. Lawson is the managing member of Nyltiak Investments and thus may be deemed to be the beneficial owner of shares owned by it.
(4) On October 1, 2002, executive officers and directors of the Company as a group (5 persons) held options to purchase an aggregate of 1,661,083 shares of Common Stock, representing approximately 58.9% of outstanding options at that date. The numbers set forth in this table include an aggregate of 862,925 shares underlying options, which are exercisable within 60 days of such date.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

         A board of three directors is to be elected at the Annual Meeting. Unless marked to the contrary, all properly signed and returned proxies will be voted for the election of management's three nominees named below, all of whom are presently directors of the Company. If any nominee is unable or, for good cause, declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

         The following sets forth certain information regarding each of the nominees for election as director:

         Wirt D. Walker, III, age 56, has served as a director of the Company from September 1989 to February 1991, as Chairman of the Board of Directors since May 1991 and as Chief Executive Officer since June 1998. Mr. Walker previously served as the Company's Chief Executive Officer from May 1991 to August 1991 and from December 1992 to May 1995. Since 1982, Mr. Walker has served as a director and the Managing Director of KuwAm Corporation, a private investment firm. He is the Chairman and Chief Executive Officer of STRATESEC Incorporated, a publicly traded company that provides technology-based security solutions for medium and large commercial and government facilities.

         N. Gene Criss, age 59, served as President and Chief Executive Officer of the Company from May 1995 to June 1998. Mr. Criss served as President and Chief Operating Officer from December 1994 to May 1995, as Executive Vice President and Chief Operating Officer from November 1992 to December 1994 and as a director since August 1993. He served as Vice President, Manufacturing at American General Aircraft Company, a manufacturer of light single engine general aviation aircraft, from July 1992 to November 1992. Prior to July 1992, Mr. Criss held a variety of positions of increasing responsibility during a twenty-two year career at Piper Aircraft Corporation, including service as Director of Materials and Manufacturing Support from 1982 to June 1992. During his tenure with Piper Aircraft Corporation, Mr. Criss was responsible for corporate scheduling, production and material control, inventory control and engineering administration.

         John H. deHavilland, age 51, has served as a director of Aviation General, Incorporated since September 2000, as well as Chairman of the board of its wholly owned subsidiary, Strategic Jet Services, Inc. He has twenty-two years of industry experience, most recently as President of deHavilland Aircraft, Incorporated from 1996 to 2000. DeHavilland Aircraft specialized in the purchase, refurbishment and brokerage of jet aircraft. From 1980 to 1996, he held several positions with British Aerospace, including Director of Sales and Marketing for the Turbo Prop Asset Management Division, Program Director and Market Development Director for the Corporate Jets Division, and Regional Marketing Manager for British Aerospace PLC Corporate Jets Division. His tenure at British Aerospace was interrupted from 1984 to 1987, during which Mr.
deHavilland held the position of Managing Director/Head of Marketing at A.R.A.V.C.O Ltd in London.

Director Compensation

         Directors are normally paid an annual fee of $20,000, payable in equal quarterly installments, for services as a director. Such fees are prorated when a director does not serve for a full year. Directors receive no additional compensation for committee participation or attendance at committee meetings, other than reimbursement of travel and lodging expenses. In 2001, Directors were issued common stock in lieu of their compensation, in the amount of 45,152 shares each.

         The 1993 Stock Option Plan provides for the automatic annual grant of a stock option to purchase 20,000 shares of Common Stock to each eligible non-employee and employee director of the Company; non-employee directors will automatically receive a non-statutory stock option and employee directors will automatically receive an incentive stock option. The 2001 annual automatic options were granted to Messrs. Walker, Criss and deHavilland on December 18, 2001.


Board Meetings and Committees

         The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2001. The Board has two committees: the Audit Committee and the Compensation Committee.

         The Audit Committee, comprised of Mr. Criss, recommends the selection of the Company's independent accountants and approves the scope of the audit to be conducted. The Committee is primarily responsible for reviewing and evaluating the Company's accounting practices and its systems of internal accounting controls. The Audit Committee held one meeting during fiscal 2001.

         The Compensation Committee recommends the amount and type of compensation to be paid to the Company's executive officers, reviews the performance of the Company's key employees, and administers and determines distributions under the Company's Profit Sharing Plan. The Compensation Committee will also determine the number of shares, if any, to be granted each employee under such plan and the terms of such grants. The Compensation Committee held one meeting during fiscal 2001.

         No director attended fewer than 75% of all meetings of the Board of Directors held during fiscal 2001 or of all meetings of any committee upon which such director served during fiscal 2001.


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is comprised of Mr. Criss.

         Mr. Criss is not an officer or employee of the Company. He is not eligible to participate in the Company's Profit Sharing Plan. Mr. Criss receives compensation for services as a director (See "Director Compensation"), as well as compensation under a consulting agreement with the Company. During 2001, Mr. Criss received consulting fees of $29,525 under this arrangement. Mr. Criss served as President and Chief Executive Officer of the Company from May 1995 to June 1998.

Other Officers

         Matthew J. Goodman, age 50, started serving as President/CEO of Commander Aircraft Company on August 2002, after serving as Senior
Vice-President Marketing and Sales of the Company since December 2000. Mr. Goodman joined Commander Aircraft Company in 1989 as Aircraft Sales Manager. He subsequently was promoted to the position of Vice-President Marketing, and later to Vice-President, Marketing and Sales of the company's general aviation services division, before taking on the position of President/CEO of Commander Aircraft Company. Prior to joining the Company, he was Vice-President Sales of Kenosha Aero Service, a full line Cessna dealership and FBO, and served in various aircraft sales management positions since 1978.

         Keith A. Martinich, age 34, started serving as President/CEO of Strategic Jet Services, Inc. on August, 2002. Mr. Martinich joined Aviation General, Incorporated in 1999 as Vice President of Sales and Marketing and has been instrumental in the business development of all of the company's business elements. Previously, he held sales and marketing positions with Piedmont Hawthorne Aviation in Leesburg, Virginia and AVPRO in Annapolis, Maryland. Mr. Martinich is a graduate of Embry Riddle Aeronautical University and received a degree in both Aeronautical Science and Aviation Business Management. He is a commercial pilot with instrument and multi engine ratings.

         Joseph M. Voss, age 40, succeeded Mr. Henderson as Executive Vice-President/ Chief Operating Officer and Chief Financial Officer of Aviation General, Incorporated on August 20, 2002. Mr. Voss is a Certified Public Accountant who graduated from Baylor University in 1984 with a BBA degree in Accounting. Prior to joining the Company, he was Vice-President of Mooney Airplane Company Inc. (formerly Mooney Aircraft Corporation) from January 2001 to June 2002. Prior to that, Mr. Voss served as Director of Strategic Planning and Analysis for the Pulte Corporation before joining Dell Computer Corporation, where he served for four years as Senior Manager, Planning and Analysis.

         Carl R. Gull, age 49, has served as Vice President of Flight Training and Product Support since July 2000. He joined Commander in November 1998 as Vice President of Customer Relations and Training. He was manager of Support Services of Oklahoma State University from 1995 to 1998. From 1975 to 1995 he served in the U.S. Navy as Naval Aviator, where he achieved the rank of Commander. An F-14 Top-Gun Instructor Pilot, he held various positions including Staff Officer, Squadron Safety Officer, Squadron Maintenance Officer, Squadron Administrative Officer, and Assistant Air Operations Officer.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following table shows certain information concerning the compensation of each of the Company's executive officers for services rendered in all capacities to the Company for the fiscal years ended 2001, 2000, and 1999.

                                                Annual Compensation                      Long-term Compensation
                                     -----------------------------------------   ---------------------------------------
                                                                                    Securities
                                                                                    Underlying
                                                                                      Options
                                                                                      Awarded        All Other
                                     Year       Salary (1)            Bonus         (in shares)   Compensation (2)
                                     ----       ----------            -----         -----------   ----------------
Wirt D. Walker, III                  2001       $  128,077         $     --            120,000
Chairman and Chief Executive         2000       $  129,807         $     --             85,000       $   20,000
Officer                              1999       $   80,000         $     --            145,000       $   20,000
John H. deHavilland                  2001       $   89,231         $   65,385          180,000       $     --
Chairman                             2000       $   34,615         $   30,769          120,000       $    5,000
Strategic Jet Services, Inc.                                                                         $     --
Mathew J. Goodman                    2001       $   59,000         $   70,072           53,133       $     --
President/CEO                        2000       $   50,000         $   96,927           27,700       $     --
Commander Aircraft Company           1999       $   40,000         $  157,296           45,500       $     --


(1) Salary and bonus payments include voluntary salary reduction contributions to the Company's 401(k) Savings Plan.
(2)Amounts paid as director fees unless otherwise indicated.

Option Grants in Last Fiscal Year

         The Committee approved the following stock option grants for the executive officers during fiscal year 2001.

                                                                                             Potential Realizable
                                                                                               Value of Assumed
                                 Number of        Percent of                                    Annual Rates of
                                 Securities     Total Options                                     Stock Price
                                 Underlying       Granted to                                   Appreciation for
                                  Options        Employees in     Exercise    Expiration          Option Term
Name                             Granted (1)     Fiscal Year       Price         Date           5%           10%
----------------------------------------------------------------------------------------------------------------------
Wirt D. Walker, III ............  100,000               9%          0.50      7/27/2004       $7,881       $16,550
                                   20,000               2%          0.25      1/18/2007       $1,381        $3,053
                                 --------------------------
                                  120,000              11%

John deHavilland ...............  160,000              14%          0.50      7/27/2004      $12,610       $26,480
                                   20,000               2%          0.25      1/18/2007       $1,381        $3,053
                                 --------------------------
                                  180,000              16%

Matthew J. Goodman .............   53,133               5%          0.50      7/27/2004       $4,188        $8,794

--------
(1) Each option is non-transferable; vests as to 33% of the shares covered by such option over three years, commencing on the first anniversary of the date of issuance; is canceled prior to vesting in the event the holder either resigns from the Company or is terminated for justifiable cause; and is void after the date listed under the heading "Expiration Date." The exercise price of the stock subject to options was equal to the market value on the date of grant. The number of shares to be issued upon exercise of each option is subject to adjustment subsequent to any stock dividend, split-up, re-capitalization or certain other transactions.

         During 2001, Messrs. Walker, deHavilland, and Criss, directors of the Company were each granted an option to purchase 20,000 shares of Common Stock pursuant to the 1993 Stock Option Plan. Such options expire five years after the date of grant.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and holders of more than ten percent of the Company's Common Stock to file reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 2001, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16 (a) filing requirements, except as follows: on October 8, 2001, Messrs. Walker, Criss and deHavilland were issued 30,000 shares in lieu of Directors compensation for the first three quarters of 2001, for which forms were filed in April 2002. They are still due 15,152 shares in lieu of their fourth quarter Directors compensation, which are in the process of being issued.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

         The following table shows the number of shares of Common Stock acquired by the executive officers upon the exercise of stock options during fiscal 2001, the net value realized at exercise, the number of shares of Common Stock represented by outstanding stock options held by each executive officer as of December 31, 2001 and the value of such options based on the closing price of the Company's Common Stock on December 31, 2001, which was $0.30.

                                                                                           Value of Unexercised
                                                               Number of Securities            In-the-Money
                                                              Underlying Unexercised              Options
                              Number of                      Options at FY End (#)(1)          at FY End(2)
                           Shares Acquired      Value      ---------------------------  --------------------------
Name                       on Exercise (#)   Realized ($)   Exercisable/Unexercisable    Exercisable/Unexercisable
----                      -----------------  ------------  ---------------------------  --------------------------
Wirt D. Walker, III.......                                        230,001/189,999                $ - / $ -
                                  -               -

John H. deHavilland.......        -               -                40,000/260,000                $ - / $ -
Matthew J. Goodman........                                          35,201/79,932                $ - / $ -


(1) Represents the total number of shares subject to stock options held by each executive officer. These options were granted on various dates during fiscal years 1997 through 2001 and are exercisable on various dates beginning in 2001 and expiring in 2007.

(2) Represents the difference between the exercise price and $0.30, which was the December 31, 2001 closing price. Stock option exercise prices range from $1.38 to $2.75.


Equity Compensation Plan Information

         The following table provides certain equity plan information as of the fiscal year ended December 31, 2001.

                           (a)                       (b)                                (c)
------------------------- ------------------------- ----------------------- ---------------------------------
Plan Category             Number of securities to   Weighted- average       Number of Securities remaining
                          be issued upon exercise   exercise price of       available for future issuance
                          of outstanding options,   outstanding options,    under equity compensation plan
                          warrants and rights       warrants and rights     (excluding securities reflected
                                                                            in column (a))
------------------------- ------------------------- ----------------------- ---------------------------------
Equity compensation
plan approved by
security holders                 2,655,050                  $1.49                       644,950
------------------------- ------------------------- ----------------------- ---------------------------------
Equity compensation
plan not approved by                N/A                      N/A                          N/A
security holders
------------------------- ------------------------- ----------------------- ---------------------------------

Employment Agreement

         In July 2001 the Company entered into an employment agreement with Wirt
D. Walker III to serve as its Chief Executive Officer. Under the agreement, which has a five-year term expiring in July 2006, Mr. Walker receives a base salary of $150,000 and may receive a bonus in an amount based on criteria as determined by the Board of Directors. If Mr. Walker is terminated for reasons other than cause within two years following a change in control of the Company, he is entitled to receive an additional payment equal to 2.99 times his salary then in effect.


                          BOARD AUDIT COMMITTEE REPORT

         Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

         In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of the Company's independent accountants, Grant Thornton, LLP. That firm has discussed with the Committee and provided written disclosures on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under generally accepted auditing standards.

         The Committee reviewed with the Vice President, Finance and the independent accountants the overall scope and specific plans for the respective audits as well as the results of their examinations, their evaluation of the Company's internal controls, and the overall quality of Aviation General's accounting and financial reporting.

         Following these actions, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.


Auditor Fees.

         The fees billed to the Company by Grant Thornton, LLP for fiscal year 2001 were as follows:

         Audit fees. Grant Thornton's fee for its audit of the Company's annual financial statements and its review of the Company's quarterly financial statements was $36,450, all of which was billed in fiscal year 2002.

         Other fees. Grant Thornton billed the Company a total of $3,670 for services rendered that are not described above.

         The Committee has considered whether the provision of the services included in the category "other fees" is compatible with maintaining Grant Thornton's independence.

         The one Director who currently serves on the Audit Committee is "independent" for purposes of the listing standards that apply to companies listed on the Nasdaq Stock Market.


                                                  THE AUDIT COMMITTEE
                                                  N. Gene Criss


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is composed of Mr. N. Gene Criss. The Committee is charged with the responsibility of reviewing the performance and approving the compensation of key executives and for establishing general compensation policies and standards for reviewing management performance. The Committee also reviews both corporate and key executive performance in light of established criteria and goals and approves individual key executive compensation.


Compensation Philosophy

         The executive compensation philosophy of the Company is to provide competitive levels of compensation that advance the Company's annual and long-term performance objectives, reward corporate performance, and assist the Company in attracting, retaining and motivating highly qualified executives. The framework for the Committee's executive compensation programs is to establish base salaries which are competitive with similarly sized companies and to create incentives for excellent performance by providing executives with the opportunity to earn additional remuneration linked to the Company's profitability. The incentive plan goals are designed to improve the effectiveness and enhance the efficiency of Company operations and to create value for stockholders. It is also the Company's policy to encourage share ownership by executive officers and non-employee directors through the grant of stock options.


Components of Compensation

         The compensation package of the Company's executive officers consists of base annual salary, participation in the Company's Profit Sharing Plan and stock option grants.

         At executive levels, base salaries are reviewed but not necessarily increased annually. Base salaries are fixed at levels slightly below competitive amounts paid to individuals with comparable qualifications, experience and responsibilities engaged in similar businesses as the Company, based on the experience of the Committee members, directors and employees of the Company within the aviation industry.

         The Company has adopted a Profit Sharing Plan, which is intended to advance the interests of the Company by providing eligible employees with an annual incentive to increase the productivity of the Company. Unless the Board of Directors determines otherwise prior to the end of a fiscal year, the Profit Sharing Plan provides for payment to selected employees of an aggregate of 10% of the consolidated pre-tax profits of the Company for the fiscal year. The Compensation Committee administers the Profit Sharing Plan and selects the employees who will receive profit sharing awards. Profit sharing awards are based upon an employee's salary, level of responsibility and attainment of performance goals and objectives. Profit sharing awards are paid as soon as practicable following the end of the fiscal year.

         The Company uses stock options both to reward past performance and to motivate future performance, especially long-term performance. The Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options are granted at fair market value as of the date of grant and generally have a term of three to five years. The options vest 33% per year, beginning on the first anniversary date of the grant. The stock options provide value to the recipients only when the market price of the Company's Common Stock increases above the option grant price and only as the shares vest and become exercisable.

         Section 162(m) of the Internal Revenue Code, which provides for a $1,000,000 limit on the deductibility of compensation, presently is not applicable to the Company. The Committee will review its policy with respect to
Section 162(m) when and if the section is applicable in the future.


Compensation of Chief Executive Officer

         The Committee makes decisions regarding the compensation of the Chief Executive Officer using the same philosophy set forth above. The Committee's approach in setting the Chief Executive Officer's base compensation, as with that of the Company's other executives, is to be competitive with other companies within the industry, taking into consideration company size, operating conditions and compensation philosophy and performance. Mr. Walker's base salary was decreased during fiscal 2001 to an annual salary of $120,000. Mr. Walker's fiscal 2001 incentive compensation was earned under the same performance criteria that were described previously in this report. He was granted options to purchase a total of 120,000 shares of the Company's common stock during fiscal 2001, of which 20,000 shares represents the automatic grant to directors.

                                          THE COMPENSATION COMMITTEE
                                                 N. Gene Criss



                                  PROPOSAL TWO

                       AMENDMENT OF 1993 STOCK OPTION PLAN


Introduction

         The Board of Directors of the Company has unanimously approved a resolution, subject to shareholder approval, approving an amendment to the Company's 1993 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock that may be issued pursuant to stock options granted there under by 750,000 shares. Before giving effect to the proposed amendment, 481,450 shares of Common Stock remain available for issuance pursuant to the Plan.

         The  Board  of  Directors  recommends  that  shareholders  vote for the amendment of the Plan. The Board believes the Plan provides a means for key employees and directors upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business to increase their personal ownership interest in the Company. It is believed that such incentive awards will further the identification of directors' and key employees' interests with those of the Company. No determination has been made as to the amount of options to be granted to any individual.

         A summary of the Company's 1993 Stock Option Plan follows.


Eligibility

         All employees of the Company or any parent or subsidiary of the Company whom the Committee determines to be key employees are eligible to receive stock options under the Plan. The Company estimates that it currently has approximately fifteen such employees (three of whom are officers).

         The Plan also provides that both employee directors and non-employee directors are eligible for automatic grants of options. A non-employee director is eligible to receive an option under the Plan if such director is not otherwise an employee of the Company or any subsidiary and was not an employee of the Company or subsidiary for a period of at least one year before the date of grant of an option under the Plan. Three members of the Board presently qualify for the automatic grant of options under the Plan.


Administration

         The Plan will be administered by the Compensation Committee, which is comprised of at least two directors of the Company who are not eligible for discretionary grants of options under the Plan or any similar plan of the Company. In addition to having general supervisory and interpretive authority over the Plan, the Committee determines, upon the recommendation of management and subject to the terms and limits of the Plan, the employees, if any, to whom options will be granted, the time at which options are to be granted, the number of shares to be subject to each option, and the terms and conditions of exercise of options.


Award of Stock Options

         Employees. Options to purchase shares of Common Stock granted to employees under the Plan may be incentive stock options or non-statutory stock options. Incentive stock options qualify for favorable income tax treatment under Code Section 422, while non-statutory stock options do not. The exercise price of shares of Common Stock covered by an incentive stock option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the Common Stock on the date of the option grant. The option price of Common Stock covered by a non-statutory stock option granted to an employee may not be less than 85% of the fair market value of the Common Stock on the date of grant.

         An incentive stock option shall be exercisable in any calendar year only to the extent that the aggregate fair market value (determined at the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time during the calendar year does not exceed $100,000.

         Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for incentive stock options shall in all events not be more liberal than certain restrictions set forth in the Plan.

         Directors. Each eligible non-employee director and employee director of the Company on the effective date of the Plan, and subsequently on each anniversary of the effective date of the Plan, automatically will receive an option to purchase 20,000 shares of Common Stock. Eligible directors may receive multiple annual automatic grants of options pursuant to the terms of the Plan.

         The terms and conditions that apply to each such automatic grant shall be as follows: (a) the exercise price per share of Common Stock covered by each such option shall be equal to the fair market value on the date of grant; (b) the option by its term shall expire five years after the date of grant; (c) each option shall be exercisable ratably over three years in increments of 33 1/3% per year commencing on the first anniversary of the date of grant; (d) the option may be exercised by one of the methods described in "Exercise of Options"; and (e) all other terms and conditions applicable to the holding and exercise of the option shall conform to the Company's then current form of option agreement to the extent not inconsistent with the terms of the Plan applicable to incentive stock options.


General

         If a stock option is canceled, terminates or lapses unexercised, any un-issued shares allocable to such option may be subjected again to an option. The Committee is expressly authorized to make an award to a Plan Participant (other than a non-employee director) conditioned upon the surrender for cancellation of an existing stock option.

         Adjustments will be made in the number of shares which may be issued under the Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or options for the purchase of Company Common Stock or preferred stock.


Exercise of Options

         Generally, an option may only be exercised by payment of the full purchase price in cash. If the option so provides, the option may be exercised by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price. An option may be exercisable on or after the date of grant.


Transferability of Stock Options

         No option may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Plan shall be exercisable during his or her lifetime only by such participant, or the participant's guardians or legal representatives. Upon the death of a participant, his or her personal representative or beneficiary may exercise the participant's rights under the Plan.


Amendment of the Plan and Stock Options

         The Board of Directors may amend the Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares of Common Stock that may be issued under the Plan, or (iii) materially modify the requirements of eligibility for participation in the Plan. Stock options granted under the Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

Federal Income Tax Consequences

         An employee or director will not incur federal income tax when he or she is granted a stock option.

         Upon exercise of a non-statutory stock option, an employee or director generally will recognize ordinary income (which in the case of an employee is subject to income tax withholding by the Company) equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. When an employee exercises an incentive stock option, he generally will not recognize income, unless he is subject to the alternative minimum tax. Non-employee directors are not granted incentive stock options under the Plan.

         The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of non-statutory options or the sale or other impermissible disposition of an incentive stock option before the applicable holding period has expired.

         Generally, the Company's deduction is contingent upon the Company's meeting withholding tax requirements as to employees; however, tax legislation, enacted August 10, 1993, generally imposes a $1,000,000 limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of its chief executive officer and its four most highly paid officers. An exception is provided for certain performance-based compensation if certain shareholder approval and outside director requirements are satisfied. Because of certain interpretational issues under the statutory provisions, and in the absence of Internal Revenue Service regulations, there can be no assurance that any of the options granted under the Plan will qualify for this exception. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements.


Vote Required

         Approval of the proposal to amend the Plan requires the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting.

         The Board of Directors recommends that you vote "FOR" the proposal to amend the 1993 Stock Option Plan.

                                PERFORMANCE GRAPH


         The Securities and Exchange Commission requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) either an industry index or peer group. The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market-US Index and the Standard & Poor's Aerospace/Defense Industry Index. Total return for the purpose of this graph assumes reinvestment of all dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.


                                [GRAPHIC OMITTED]

                              CERTAIN TRANSACTIONS

         On May 9, 2001, the Company borrowed $200,000 in the form of an unsecured note payable bearing interest at 9% and due on demand from an entity affiliated with the Company's Chairman of the Board of Directors. On August 3, 2001, the Company issued 200,000 shares of common stock having a fair value at the date of issue of $120,000 in exchange for a $100,000 reduction in the note payable and interest expense of $20,000. On October 18, 2001, the affiliate assigned the note payable with an outstanding balance of $85,000 to a stockholder.

         At December 31, 2001, amounts payable for brochures and publications to a company affiliated with the Chairman of the Board of Directors were approximately $33,000. Purchases from this entity were approximately $38,000, $15,000 and $200,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

         In prior years, the Company  extended  financing for aircraft and spare parts sold to an international dealer, Authorized Sales and Service Representative (ASSR), owned by a former director and major shareholder of the Company, under a line of credit of up to $5,000,000. At December 31, 2001, the unpaid balance on this credit line was $1,529,889. The Company has made efforts to collect the amount owed under this line, including repeated requests for payment, attempts to obtain or cancel approximately 800,000 shares of common stock of the Company collateralizing the line and attempts to block ownership transfers of said shares. However, during 2001, the ASSR went out of business and the individual suffered other business reversals. In addition, the individual resigned from the Company's Board of Directors in 2001 and all of his stock options were cancelled. Due to the uncertainties relating to ultimate collectivity, during the fourth quarter of 2001, the Company recorded bad debt expense relating to this line of credit for the outstanding balance of $1,529,889.In addition, the Company wrote off accrued, unpaid interest of $115,977. Bad debt expense of $1,529,889 is recorded in other operating expenses and the write-off of interest of $115,977 is recorded as an offset to interest income in the 2001 statement of operations. Management intends to continue the attempt to collect on amounts owed and continue the attempt to take possession of the common stock collateralizing the line.


INDEPENDENT AUDITORS

         The Board of Directors has approved a resolution retaining Grant Thornton LLP as its independent auditors for fiscal 2002.

         A representative of Grant Thornton LLP may be present at the Annual Meeting and have an opportunity at the meeting to make a statement if he desires to do so and be available to respond to appropriate questions.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.



                                                          Nassima Briggs
                                                          Secretary
Dated: October 11, 2002

                         AVIATION GENERAL, INCORPORATED
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 9, 2002

         The undersigned, having received the Annual Report to the Stockholders and the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated October 11, 2002 hereby appoints Wirt D. Walker, III, Nassima Briggs and each of them, proxies with full power of authorization, and hereby authorizes them to represent and vote the shares of Common Stock of AVIATION GENERAL, INCORPORATED (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on December 9, 2002 at 2:00 p.m. local time, and any adjournment thereof, and especially to vote

1.       PROPOSAL ONE -- ELECTION OF DIRECTORS
         FOR all nominees listed below           /__/

         WITHHOLD AUTHORITY
         to vote for all nominees listed below   /__/

             Wirt D. Walker, III, N. Gene Criss, John H deHavilland
 To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


    ------------------------------------------------------------------------

2. PROPOSAL TWO -- To consider and vote upon the proposal to amend the Company's 1993 Stock Option Plan.

                       /__/ FOR    /__/ AGAINST    /__/ ABSTAIN

3. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the meeting.

         In the ballot provided for that purpose, if you specify a choice as the action to be taken, this proxy will be voted in accordance with such choice. If you do not specify a choice, it will be voted FOR Proposal One and Two as described in the Proxy Statement.

         Any proxy or proxies previously given for the meeting are revoked.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                    Dated:________________________________, 2002


                                    --------------------------------------------
                                                    (Signature)

                                    --------------------------------------------
                                            (Signature if held jointly)

                                    Please sign exactly as name appears  hereon.
                                    When shares are held by joint tenants,  both
                                    should  sign.   When  signing  as  attorney,
                                    executor, administrator, trustee or guardian
                                    please  give  full  title  of  each.   If  a
                                    corporation,  please sign in full  corporate
                                    name  by  president   or  other   authorized
                                    office. If a partnership, please sign in partnership name by authorized person.